Exhibit 99.1

Bunge Announces Appointment of Three Directors to Board,
 with a Fourth New Director to be Appointed Before End of Year

Will Form Strategic Review Committee of the Board Focused on Enhancing Shareholder Value

White Plains, NY – October 31, 2018 – Bunge Limited (NYSE: BG) announced today that its Board of Directors has appointed the following three new board members: Paul J. Fribourg, Chairman and Chief Executive Officer of Continental Grain Company (“Continental Grain”); Gregory Heckman, founding partner of Flatwater Partners; and Henry W. (“Jay”) Winship, President of Pacific Point Capital, LLC. The appointments are effective today. With the addition of the three new directors, the Board has expanded to 14 directors. Bunge, the D. E. Shaw group (“D. E. Shaw”) and Continental Grain reached an agreement to appoint the three directors as well as a fourth, mutually agreeable independent director to be appointed by year end.

“We welcome these new directors to the Bunge Board and will benefit from their valuable expertise and perspective as we continue to transform Bunge, execute on our strategic priorities and seek ways to enhance shareholder value. We are committed to engaging with all shareholders as we continue to pursue value-enhancing opportunities for Bunge,” said Soren Schroder, CEO of Bunge.

In addition, Bunge formed a Strategic Review Committee of the Board, which will be chaired by Paul Fribourg and will include new directors Greg Heckman and Jay Winship as well as three current directors, Andrew Ferrier, Kathleen Hyle and Mark Zenuk. The Committee will conduct a comprehensive, strategic review focused on enhancing long-term shareholder value. The Committee will make recommendations to the CEO and the Board.  Bunge expects to provide future updates as appropriate.

“We are highly appreciative of the collaborative approach taken by Bunge,” said Quentin Koffey, portfolio manager at D. E. Shaw. “Bunge is extremely well-positioned within the broader agribusiness and food sector. We believe that the fresh perspectives and exceptional backgrounds of these new directors – as well as the strategic review to be conducted by the newly formed committee – will help ensure the company can maximize its potential and create significant shareholder value moving forward.”

“While the industry has faced some challenges over the last few years, we believe that
Bunge, with its unparalleled asset base, has all the elements to further strengthen its position as a world class leader in the global agribusiness industry,” said Paul Fribourg, Chairman and CEO of Continental Grain Company. “I look forward to working with Bunge’s Board and management team.”

Greg Heckman will join the Corporate Governance and Nominations Committee, Paul Fribourg will join the Finance and Risk Policy Committee and Jay Winship will join the Compensation Committee. The Board has determined that Mr. Heckman and Mr. Winship are independent directors for purposes of the NYSE corporate governance listing rules, as well as Bunge’s standards of director independence.

In addition to these new appointments, the company added Mark Zenuk and Vinita Bali to the board over the past ten months. Mr. Zenuk has served as Managing Partner of Tillridge Global Agribusiness Partners, an agribusiness private equity firm, since 2016. Ms. Bali brings extensive global food industry experience, having served as Chief Executive Officer of Britannia Industries, a publicly listed food company in India.

About Paul J. Fribourg

Paul Fribourg has served as Chairman and Chief Executive Officer of Continental Grain Company since 1997 and is a member of its Management Committee. Paul has over 40 years of experience owning and operating businesses in the food, agribusiness, and commodities industries. Mr. Fribourg received his Bachelor of Arts degree in Economics from Amherst College and completed the Advanced Management Program at Harvard Business School.

About Gregory Heckman

Greg Heckman is Founding Partner of Flatwater Partners and has over 30 years of experience in the agriculture, energy and food processing industries. Most recently, Greg was CEO of The Gavilon Group. During his time at Gavilon, Greg led the company through a period of considerable growth in both the agriculture and energy industries prior to the eventual sale of the agriculture business to Marubeni Corporation and the energy business to NGL Energy Partners. Prior to Gavilon, Greg was Chief Operating Officer of ConAgra Foods Commercial Products and President and COO of ConAgra Trade Group. Greg holds a Bachelor of Science in agriculture economics and marketing from the University of Illinois at Urbana-Champaign.

About Jay Winship

Jay Winship is currently President of Pacific Point Capital. Prior to Pacific Point Capital, Jay was a Principal, Senior Managing Director, and Member of the Investment Committee at Relational Investors. He has over 20 years of experience as an institutional investor helping to unlock substantial value at a wide range of public companies. Jay is a Magna Cum Laude graduate from the University of Arizona and holds a Master in Business Administration from the University of California, Los Angeles. Jay is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst.

About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees. Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed; produces edible oil products for consumers and commercial customers in the food processing, industrial and artisanal bakery, confectionery, human nutrition and food service categories; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America. Founded in 1818, the company is headquartered in White Plains, New York.

About the D. E. Shaw group

The D. E. Shaw group is a global investment and technology development firm with more than $53 billion in investment capital as of October 1, 2018, and offices in North America, Europe, and Asia. Since its founding in 1988, the firm has earned an international reputation for successful investing based on innovation, careful risk management, and the quality and depth of our staff. The D.E. Shaw Group has a significant presence in the world’s capital markets, investing in a wide range of companies and financial instruments in both developed and developing economies.

About Continental Grain Company

Established in 1813, privately held Continental Grain is one of the oldest food and agribusiness companies in the world.  Continental Grain operates as a global investor, owner and operator of companies across the food, agribusiness, and commodities spectrum.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.